UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 30, 2009

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 30, 2009, Cleveland BioLabs, Inc. (the “Company”) entered into a Participation Agreement with Bioprocess Capital Partners, LLC, a Russian limited liability company (“BCP”), for the formation of Incuron LLC, a Russian limited liability company (“Incuron”), in which the Company and BCP each will initially own a 50% participation interest, for the further development of certain of the registrant’s oncology products (the “Products”).  A copy of the Participation Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference.  A copy of the press release announcing the agreement is attached hereto as Exhibit 99.1.

Pursuant to the Participation Agreement, the Company will make a capital contribution of certain intellectual property rights to Incuron, and BCP will make cash capital contributions of approximately US$18.3 million.  BCP will make an initial cash capital contribution to Incuron of approximately US$5.85 million and will be obligated to make additional cash capital contributions to Incuron upon the achievement of specified development milestones relating to the issuance of certain governmental approvals for, and the progress of clinical trials of, the Products.

Upon the achievement of the specified milestones and the completion of the specified capital contributions, the Company will own a 51% participation interest in Incuron and BCP will own a 49% participation interest.  The Company and BCP have also agreed to enter into a Development Agreement pursuant to which Incuron will retain the Company for certain research services related to certain of the Products.

Item 8.01.    Other Events

Effective at 11:59 p.m. on December 31, 2009, the conversion price of the Company’s Series D Convertible Preferred Stock was reduced from $1.28 to $1.02. This reduction was the result of the Milestone Adjustment provided in Section 6(b)(i) of the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.  This reduction caused the number of shares issuable upon conversion of the Series D Convertible Preferred Stock to increase from 3,647,281 to 4,576,979 as of December 31, 2009.

In addition, pursuant to the weighted-average anti-dilution provisions of the Series B Warrants and the Series C Warrants, this adjustment caused:

- the exercise price of the Series B Warrants to reduce from $6.68 to $6.37 and the aggregate number of shares of common stock issuable upon exercise of the Series B Warrants to increase from 3,668,727 to 3,847,276; and

- the exercise price of the Series C Warrants to reduce from $7.08 to $6.76 and the aggregate number of shares of common stock issuable upon exercise of the Series C Warrants to increase from 414,952 to 434,596.

Certain other warrants issued prior to the Company's initial public offering are also affected by this adjustment, causing their exercise price to reduce from $1.46 to $1.39 and the aggregate number of shares of common stock issuable upon exercise of these warrants to increase from 112,210 to 117,861.

Item 9.01    Financial Statements and Exhibits

(d)               Exhibits

Exhibit No.	Exhibit
10.1	Participation Agreement, dated December 30, 2009, by and between Cleveland BioLabs, Inc. and Bioprocess Capital Partners, LLC.
99.1	Press Release dated December 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: January 5, 2010	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Participation Agreement, dated December 30, 2009, by and between Cleveland BioLabs, Inc. and Bioprocess Capital Partners, LLC.
99.1	Press Release dated December 30, 2009.